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                                                                    EXHIBIT 23.1

PricewaterhouseCoopers [LOGO]
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                                                PricewaterhouseCoopers LLP
                                                1301 Avenue of the Americas
                                                New York, NY 10019-6013
                                                Telephone (212) 259-1000
                                                Facsimile (212) 259-1301

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of AFS Funding Corp. relating to AmeriCredit Automobile Receivables Trust 1998-D of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".


                                                /s/ PricewaterhouseCoopers LLP


                                                PricewaterhouseCoopers LLP


November 13, 1998